                             EXHIBIT 1.A.(9)(g)

                        FUND PARTICIPATION AGREEMENT

      THIS AGREEMENT made as of the 30th day of September, 1996, by and among TOMORROW FUNDS RETIREMENT TRUST ("TRUST"), a Delaware business trust, WEISS, PECK & GREER, L.L.C. ("WPG"), a Delaware Limited Liability Company, and Security Equity Life Insurance Company ("LIFE COMPANY"), a life insurance company organized under the laws of the State of New York.

      WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the " `40 Act"), as an open-end, diversified management investment company and its shares of beneficial interest are registered under the Securities Act of 1933 (the " `33 Act"); and

      WHEREAS, TRUST is organized as a series fund comprised of several Funds ("Funds"), those currently available are listed on Appendix A hereto; and

      WHEREAS, TRUST was organized to act as the investment vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

      WHEREAS, TRUST has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the `40 Act, and Rules 6e-2(b)
(15) and 6e-3(T) (b) (15) ("Exemptive Order") thereunder, to the extent necessary to permit shares of the Funds of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies which have entered into fund participation agreements substantially identical to this Agreement and Qualified Plans; and

      WHEREAS, LIFE COMPANY has duly organized and has established or will establish pursuant to state insurance laws and regulations one or more Separate Accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

      WHEREAS, LIFE COMPANY has registered or will register certain Variable Contracts under the `33 Act; and

      WHEREAS, WPG is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, and acts as the Trust's investment adviser; and



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      WHEREAS, WPG is registered with the SEC as a broker-dealer under the
Securities Exchange Act of 1934 and, pursuant to a dully approved contract with the TRUST, acts as the principal underwriter of the TRUST's shares; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of Trust to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

      NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and WPG agree as follows:

                      Article I. SALE OF TRUST SHARES
                                 --------------------

      1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Funds as listed on Appendix B for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in TRUST's Registration Statement.

      1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Funds of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of the designated Fund of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the order by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such order by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its Fund net asset values pursuant to the rules of the Securities and Exchange Commission ("SEC").

      1.3 TRUST agrees to redeem for cash on LIFE COMPANY's request, any full or fractional shares of the Funds of the TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption, in accordance with the provisions of this Agreement and TRUST's Registration Statement. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the request for redemption by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such request for redemption by 10:00 a.m. New York time on the next following Business Day.


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

      1.4 TRUST shall furnish, on or before the payable date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Fund of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of the Fund. TRUST shall notify LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions.

      1.5 TRUST shall make the net asset value per share for the selected Fund(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provided LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

      1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 10:00 a.m. New York time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

      1.7 If LIFE COMPANY's order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account by 11:00 a.m., New York time on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY TRUST shall use its best efforts to wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require TRUST to dispose of Fund securities or otherwise incur additional costs. In any event, proceeds shall be wired to LIFE COMPANY within three Business Days or such longer period permitted by the `40 Act or the rules, orders or regulations thereunder and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York time the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund advised by WPG, TRUST shall so apply such proceeds the same Business DAY that LIFE COMPANY transmits such order to TRUST.


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

      1.8 TRUST agrees that all shares of the Funds of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Funds of Trust will not be sold directly to the general public.

      1.9 TRUST may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of the shares of or liquidate any Fund or Trust if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary or desirable and in the best interests of the shareholders of such Funds.

      1.10 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from Fund will be recorded in appropriate book entry titles for the Separate Accounts.

               Article II. REPRESENTATIONS AND WARRANTIES
                           ------------------------------

      2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of New York and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Walnut Street Securities, Inc., the principal underwriter for the Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the " `34 Act") and is a member of the National Association of Securities Dealers, Inc.

      2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the variable Contracts, unless an exemption from registration is available.

      2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the `33 Act unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

      2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the


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

Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.5 TRUST represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the `33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. TRUST, subject to Section 1.9 above, shall amend its Registration Statement under the `33 Act and the `40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

      2.6 TRUST represents and warrants that each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Fund to achieve compliance.

      2.7 TRUST represents and warrants that each fund invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and that it will make every effort to continue to qualify for such treatment for each taxable year and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

      2.8 WPG represents and warrants that it is and will be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and is and will be registered as a broker-dealer with the SEC. WPG further represents that it will sell and distribute Fund shares in accordance with all applicable state and federal laws and regulations, including without limitation the `33 Act, the `34 Act and the `40 Act. WPG represents that its operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

      2.9 WPG represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable Federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and Federal laws.

      2.10 TRUST represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the `40 Act.

      2.11 WPG represents and warrants that its directors, officers and employees, investment managers and other individuals or entities dealing with the money and/or securities of the TRUST are and shall continue to be at all times covered by a blanket fidelity bond or


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similar coverage for the benefit of the TRUST in an amount not less than the minimal coverage as currently required by Section 17(g) of the `40 Act or may be promulgated from time to time.

                Article III.   PROSPECTUS AND PROXY STATEMENTS
                               -------------------------------

      3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Funds, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

      3.2 At least annually, TRUST or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus and statement of additional information ("SAI") for the shares of the Funds as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus and SAI for the shares of the TRUST as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANY in lieu thereof, TRUST or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus and SAI as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus or SAI for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the TRUST shares printed together in one document and the SAI for the Trust shares printed. The expenses of such printing will be apportioned between (a) LIFE COMPANY and (b) TRUST in proportion to the number of pages of the Variable Contract and shares' prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; TRUST to bear the cost of printing the shares' prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the TRUST shares and LIFE COMPANY to bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANY shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the shares. In the event that LIFE COMPANY requests that TRUST or its designee provide TRUST's prospectus or SAI in a "camera ready" or diskette format, TRUST shall be responsible for providing the prospectus and SAI in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus and SAIs in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

      3.3 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy


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statements, exemptive applications and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all registration statements, prospectuses, statements of additional information, annual reports, exemptive applications and all amendments or supplements to any of the above that relate to the Separate Account promptly after the filing of each such documents with the SEC or other regulatory authority.

      3.4 The TRUST's prospectus shall state from whom a Statement of Additional Information for the TRUST is available and the TRUST, at its expense, shall reproduce such Statement free of charge to LIFE COMPANY and/or any Variable Contract owner or prospective purchaser who requests such a Statement.

      3.5 The TRUST, at its expense, shall provide LIFE COMPANY with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Variable Contract owners.

      3.6      If required by current law, LIFE COMPANY shall:

      (i)      Solicit voting instructions from Contract owners;

      (ii) vote the TRUST shares in accordance with instructions received from Contract owners; and

      (iii) vote TRUST shares for which no instructions have been received in the same proportion as TRUST shares of such portfolio for which instructions have been received, to the extent that the Securities and Exchange Commission continues to interpret the `40 Act to require pass-through voting privileges for Variable Contract owners. LIFE COMPANY reserves the right to vote TRUST shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the TRUST calculates voting privileges in a similar manner.

                       Article IV.    SALES MATERIALS
                                      ---------------

      4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and WPG, each piece of sales literature or other promotional material in which TRUST or WPG is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST or WPG objects to its use in writing within ten (10) Business Days after receipt of such material.

      4.2 TRUST and WPG will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its


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intended use.  No such material will be used if LIFE COMPANY objects to its use in writing within ten (10) Business Days after receipt of such material.

      4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement (including prospectus) for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

      4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement (including prospectus) for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

      4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc., rules, the `40 Act or the `33 Act.

      4.6 LIFE COMPANY will provide to the TRUST at least one copy of all solicitations for voting instructions, sales literature and other promotional materials, requests for no-action letters and all amendments to the above, that relate to the Variable Contracts or the Separate Account(s) of LIFE COMPANY promptly after filing of each with the SEC or other regulatory authority.

                  Article V.     POTENTIAL CONFLICTS
                                 -------------------

      5.1 The TRUST has received an Exemptive Order from the SEC granting relief from various provisions of the `40 Act and the rules thereunder to the extent necessary to permit TRUST shares to be sold to and held by variable annuity and variable life insurance


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separate accounts of both affiliated and unaffiliated Participating Insurance
Companies and Qualified Plans. The Exemptive Order requires the TRUST and each Participating Insurance Company to comply with conditions and undertakings as provided in this Section 5. The TRUST will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

      5.2 The Board of Trustees of the TRUST will monitor the TRUST for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

      5.3 LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.

      5.4 If a majority of the Board of Trustees of the Trust or majority of its disinterested trustees, determines that a material irreconcilable conflict exists, affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust, or another investment company; (b) submitting the questions as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw the


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Separate Account's investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after the TRUST gives written notice that this provision is being implemented. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

      For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposes action adequately remedies any irreconcilable material conflict but in no event will the TRUST or WPG (or any other investment advisor of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

      5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

      5.6 No less frequently than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                         Article VI.    VOTING
                                        ------

      6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Fund held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANY will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has receiving voting instructions.

      6.2 If and to the extent Rule 6e-2 and Rule 6e-3 (T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemption granted in the Exemptive Order, then TRUST, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.


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                    Article VII.   INDEMNIFICATION
                                   ---------------

      7.1      Indemnification by LIFE COMPANY.  LIFE COMPANY agrees to
               -------------------------------
indemnify and hold harmless TRUST, WPG and each of their Trustees, directors, principals, officers, employees and agents and each person, if any, who controls TRUST or WPG within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

      (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

      (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

      (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST by or on behalf of LIFE COMPANY; or


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

      (d) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or

      (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

      7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnification Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      7.4      Indemnification by WPG.  WPG agrees to indemnify and hold
               ----------------------
harmless LIFE COMPANY and each of its directors, officers, employees and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of WPG, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

      (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to WPG or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

      (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by WPG or persons under its control) or wrongful conduct of TRUST or WPG or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

      (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

      (d) arise as a result of (i) a failure by TRUST to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Fund(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or
               (iii) a failure by a Fund(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

      (e) arise out of or result from any material breach of any representation and/or warranty made by WPG in this Agreement or arise out of or result from any other material breach of this Agreement by WPG.

      7.5 WPG shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      7.6 WPG shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified WPG in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify WPG of any such claim shall not relieve WPG from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, WPG shall be entitled to participate at its own expense in the defense thereof. WPG also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from WPG to such party of WPG's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and WPG will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 Article VIII.  TERM:  TERMINATION
                                ------------------

      8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

      8.2 This Agreement shall terminate in accordance with the following provisions:

      (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 90 days' written notice, unless a shorter time is agreed to by the parties;

      (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

      (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's ability to meet and perform TRUST's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

      (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers,

               Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

      (e) In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

      (f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

      (g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

      (h) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

      (i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

      (j) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and WPG, termination shall be effective immediately upon such occurrence without notice.

      8.3 Notwithstanding any termination by the Trust or WPG of this Agreement pursuant to Section 8.2 hereof, TRUST at its option may elect to continue to make available additional TRUST shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Notwithstanding any termination by the LIFE COMPANY of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY at its option may elect to continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Existing Contracts. Specifically, without limitation, if a party so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, the party with the option to continue to make available additional TRUST shares to Existing Contracts, as promptly as is practicable under the circumstances, shall notify the other party whether it elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.3, in accordance with Section 8.2 hereof.

      8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Fund that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

                       Article IX.   NOTICES
                                     -------

      Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to TRUST, or WPG:

                    Weiss, Peck & Greer, L.L.C.
                    One New York Plaza
                    New York, NY 10004
                    Attention:  Jay C. Nadel

            If to LIFE COMPANY:

                    Security Equity Life Insurance Company
                    84 Business Park Drive
                    Suite 303A
                    Armonk, NY 10504
                    Attention:  Bill Thater

            With a copy to:

                    Christopher A. Martin
                    General American Life Insurance Company
                    700 Market Street
                    St. Louis, Missouri 63101

      Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                       Article X.    MISCELLANEOUS
                                     -------------

      10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      10.3 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      10.4 This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

      10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Fund nor the Trustees or officers of the TRUST or any Fund shall be personally liable hereunder. No Fund shall be liable for the liabilities of any other Fund. All persons dealing with the TRUST or a Fund must look solely to the property of the TRUST or that Fund, respectively, for enforcement of any claims against the TRUST or that Fund. It is also understood that each of the Funds shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Funds had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

      10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable assess to its books and records in connection with any authorized inspection, investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by Trust, WPG and the LIFE COMPANY.

      IN WITNESS WHEREOF, the parties shave caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                          TOMORROW FUNDS RETIREMENT TRUST


                                          By: /s/ Joseph Reardon
                                              -------------------
                                          Name:  Joseph Reardon
                                          Title: Vice President


                                          WEISS, PECK & GREER, L.L.C.


                                          By:   /s/ [xxx]
                                          Name:
                                          Title:


                                          LIFE COMPANY


                                          By: /s/ William C. Thater
                                              ----------------------
                                          Name:  William C. Thater
                                          Title: President